 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2003

HAMPTONS LUXURY HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49993	11-3320705
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Butter Lane
Bridgehampton, New York	11932
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 631-537-1600

Southampton Partners, Inc.

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01

Other Events

Effective December 10, 2003, Robert Wilson (“Wilson”) resigned as an officer and director of Hamptons Luxury Homes, Inc.

The resignation of Mr. Wilson was not the result of any disagreement with the Registrant on any matter relating to its operations, policies or practices nor was Mr. Wilson removed for cause.

On the date of Mr. Wilson’s resignation, he owned 10,000,000 shares of the Registrant’s common stock representing 31% of all outstanding shares.  Mr. Wilson has agreed to waive all voting rights with respect to such shares so long as same are in his name and so long as same bear a restricted legend.  Mr. Wilson has also agreed that in the event he desires to sell all or any portion of the restricted shares owned by him in the Registrant, that a condition of such sale would require any purchasers to similarly forego any voting rights so long as such shares bear a restricted legend.

The Registrant and Mr. Wilson have agreed that all provisions relating to “non-voting” as described above, shall no longer be applicable with respect to all or a portion of such shares that are subsequently sold by Mr. Wilson (or sold by any person who acquired all or a portion of the 10,000,000 shares currently owned by Mr. Wilson from Mr. Wilson with restricted legend) in accordance with Registration Statement or applicable exemption whereby the purchaser would receive non-legended securities.

Current officers and directors of the Company, effective as of December 10, 2003, are as follows:

Roy Dalene, Chairman of the Board, President and Chief Executive Officer

Frank Delane, Director, Vice President, Chief Financial Officer, Treasurer and Secretary

Business background information for both Roy Dalene and Frank Dalene is summarized herewith as follows.

Roy Dalene – became our president in December 2003. He is also a senior vice president and co-founder of: The Telemark Companies  (which was founded in 1978), a construction company based in Bridgehampton, NY which will serve as our primary contractor on our homebuilding contracts. Prior thereto, he was employed by Bechtel Power Corporation. He  served on the Advisory Board for Custom Builder Magazine and Custom Builder National Conference and Expo. He is active in many civic and philanthropic endeavors and served as a judge for the ARDA Custom Home of the Year Award. Mr. Dalene received his Bachelor of Science degree in civil engineering from Polytechnic Institute of New York.

Frank Dalene – became a director and chief financial officer in December 2003. He is president and a co-founder of: The Telemark Companies  (which was founded in 1978), a construction company based in Bridgehampton, NY which will serve as our primary contractor on our homebuilding contracts. He is active in professional and civic affairs and has served on the Advisory Board for Custom Builder Magazine and Custom Builder National Conference and Expo. He served as an Advisory Board member for The American Council of Construction Consultants, Co-Chair of the Education Committee of the Long Island Builders Institute and the Business Advisory Council of the National Republican Congressional Committee. Mr. Dalene also serves on the Board of Directors of the Long Island Builders Institute. He served on the Board Of Directors of the New York State Builders Association and the National Association of Home Builders. He is a member of the Long Island Builders Institute, New York State Builders Association, National Association of Home Builders, and International Who's Who of Professionals. Mr. Dalene, who is the brother of Roy Dalene, received his Bachelor of Arts Degree from Nyack College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTONS LUXURY HOMES, INC.

/s/ Roy Dalene _________________________________ Name: Roy Dalene Title: Chief Executive Officer, President and Chairman

Date: July 30, 2005

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